                                                                   Exhibit 10.40


                SECOND ADDENDUM TO AGREEMENT AND PLAN OF MERGER
                -----------------------------------------------

This SECOND ADDENDUM TO AGREEMENT AND PLAN OF MERGER is made this December 6, 2000, by and among Kaire Holdings, Incorporated, a Delaware Corporation (the "Acquiror") whose principle place of business is located at 7348 Bellaire Avenue, North Hollywood, California 91605, and Classic Care, Inc., a California Corporation doing business as Classic Care Pharmacy (the "Company") with a principle place of business located in Los Angeles California, and Steven Oscherowitz and Sarit Rubenstein (collectively the "Company Shareholders" and or the "Stash Trust"), with reference to the following:

                                R E C I T A L S
                                ---------------

     WHEREAS; Acquiror has entered into a Agreement and Plan of Merger (the "Agreement") in May 2000 the subject of which concerns the merging of the Company into Acquiror; and

     WHEREAS, Since entering into the Agreement, Acquiror has complied with the terms and conditions of the Agreement, and specifically those terms in sections
2.1 through 2.2 (c) which specify the consideration to be exchanged and the manner in which it is to be paid (the "Prior Consideration"); and

     WHEREAS, Since entering into the Agreement, The Company Shareholders and Acquiror collectively secured a financing commitment from KCM, LLC ("KCM") in September 2000, which provides staged equity financings of $2,500,000 (the "Enhanced Funding"), and $6,000,000 (the "Structured Facility", collectively the "Financing"); and

     WHEREAS, Having secured the Financing, the Company Shareholders have requested the remaining consideration, which under the terms and conditions of the Agreement consist entirely of 15,500,000 shares of Acquiror's common stock (the "Merger Shares") be restructured; and

     WHEREAS; the Board's of Director's of Acquiror and the Company Shareholders deem it advisable and in the best interests of their respective shareholders to revise the structure of the remaining consideration.

     NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements set forth herein and elsewhere and in reliance upon the representations and warranties contained herein, the parties hereto covenant and agree to revise the structure of the Consideration of Agreement and Plan of Merger as follows:

                         RESTRUCTURE OF CONSIDERATION
                         ----------------------------

Acquiror and the Company Shareholders mutually agree that the consideration exchanged in the Agreement as defined in ARTICLE 2, sections 2.1 (a) (b) and
(c), and 2.2 (a), (b), (c), and (d), and 2.3 therein, shall be restructured according to the following terms and conditions.


1)   Total Consideration: The total consideration, which includes all Prior
     -------------------
     Consideration, all Additional Cash Payments, and the value of the Merger Shares, shall be $9,500,000.00 (the "Acquisition Price").


2)   Prior Consideration: Acquiror has made prior payments to the Company
     -------------------
     Shareholders of $1,000,000.00 cash including interest thereto, and issuance 15,500,000 of the Merger Shares.


     a)   Valuation of the Merger Shares: Although issued, the value of the
          ------------------------------
          Merger Shares has not been established, nor has value been credited toward the Acquisition Price. Valuation of the Merger Shares shall be established not later than October 31, 2001. Valuation of each of the Merger Shares shall be the average closing price of Acquiror's shares during the 10 trading days preceding October 31, 2001. Once valued, the total amount of the Merger Shares shall be credited toward the Acquisition Price.

3)   Additional Cash Payments: As part of the restructure of the remaining
     ------------------------
     consideration, Acquiror shall pay the Company Shareholders $2,000,000 cash (the "Additional Cash"), which shall be credited toward the Acquisition Price, and payable according to the Schedule of Payments provided in the tables below.

          (The value of the Merger Shares in the table is intended to be an example only. The actual valuation may be different.)

                                 Example Table

                   Acquisition Price                                  $9,500,000
                                                                      ----------

                   Prior Cash Payments                                $1,000,000
                   Additional Cash Payments                           $2,000,000
                   Merger Shares (Valued at 0$.4175)                  $6,500,000
                                                                      ----------
                                                                      $9,500,000

4)   Reliance On Outside Funds: It is understood that Acquiror is relying upon
     -------------------------
     the Financing to meet the Schedule of Payments provided below.

     a)   Terms & Conditions of the Financing: The Financing provides an
          -----------------------------------
          Enhanced Funding component of $2,500,000 (gross amount) to be funded in three separate disbursements of $750,000, $500,000 and $1,250,000. Each disbursement is contingent upon Acquiror completing certain predetermined tasks that are defined in the Financing. In addition, the Financing provides a second component (the "Structured Facility") of $6,000,000, which Acquiror may access subject to certain trading volumes of Acquiror's stock.

     b)   No Assurance: Although Acquiror has completed the first task defined
          ------------
          in the Enhanced Financing, and believes that it will complete the remaining tasks required under the Enhanced Financing, and further believes that the trading volume of its common stock will meet the criteria of the Structured Facility, there can be no assurance or guarantee that Acquiror will in fact complete such tasks, or that the trading volume of its common stock with meet the criteria of the Structured Facility, or that KCM will in fact release any or all funds, or that KCM will release funds in the amounts or on the dates specified in the Schedule of Payments.

     c)   KCM Failure to Perform: KCM failure to release any of the Enhanced
          ----------------------
          Financing or the Structured Facility funds will substantially affect Acquiror's ability to meet the remaining Schedule of Payments. This may include Acquiror's inability to make even a portion of remaining Schedule of Payments.

     d)   Replacement Financing: In the event the KCM should fail in part or in
          ---------------------
          whole to provide funds thereby preventing Acquiror from completing the Schedule of Payments, then Acquiror shall use its best efforts to find alternative financing in an amount sufficient to complete the Schedule of Payments. Such replacement financing shall be on terms no less favorable than those contained in the Financing.

     e)   No Penalty: If, through no fault of Acquiror, Acquiror is unable to
          ----------
          meet the Payment Schedule due to the failure of KCM, then Acquiror shall not be charged delinquent fees on payments made from the Enhanced Financing or the Structured Facility

5)   Schedule of Payments: The Additional Cash shall be paid in an amount equal
     ---------------------
     to 50% of the net proceeds received by Acquiror from the Enhanced Financing, and 50% of the net proceeds received by Acquiror from the Structured Facility.

     a)   Prior Payment from Enhanced Financing: The Company Shareholders
          -------------------------------------
          acknowledge receipt of Acquiror's $362,500.00 payment made on October 28, 2000. The balance of funds payable under the Enhanced Financing is $796,250.00

              Schedule of Payments Table - The Enhanced Financing

   Date           Gross           Expense             Net            50% Payment          Paid
   ----                           -------                                                 ----
10/25/00       $  750,000.       $ 87,500.        $  662,500.        $  362,500.        10/28/00
12/15/00       $  500,000.       $ 45,000.        $  455,000.        $  227,500.
02/15/01       $1,250,000.       $112,500.        $1,137,500.        $  568,750.
               -----------       ---------        -----------        -----------
  Totals       $2,500,000.       $245,000.        $2,225,000.        $1,158,750.
                             Remaining Balance                       $  841,250.

     b)   Structured Facility Payments: The remaining balance of $841,250 is to
          ----------------------------
          be paid from the Structured Facility component of the KCM Financing Agreement. That component provides for Acquiror to draw a portion from a $6,000,000 reserve each month. The draw is based on a percentage formula contained in the Financing Agreement. As a percentage formula, the amount of each draw will vary in a manner consistent with the variances in trading volume of Acquiror's stock. Therefore, it is agreed that Acquiror shall pay the Company Shareholders 50% of the net proceeds of each draw until the balance is paid off.

   (The dollar amounts contained in the table below have been provided as an example only.)

             Schedule of Payments Table - The Structured Facility

         March    $  250,000*        $ 22,500        $  225,000        $112,500
         April    $  250,000*        $ 22,500        $  225,000        $112,500
           May    $  250,000*        $ 22,500        $  225,000        $112,500
          June    $  250,000*        $ 22,500        $  225,000        $112,500
          July    $  250,000*        $ 22,500        $  225,000        $112,500
        August    $  250,000*        $ 22,500        $  225,000        $112,500
     September    $  250,000*        $ 22,500        $  225,000        $112,500
       October    $  250,000*        $ 22,500        $  225,000        $ 53,750
                  ----------         --------        ----------        --------
                  $2,000,000         $180,000        $1,800,000        $841,250

     c)   Final Payment Date: Acquiror shall pay the entire Additional Cash on
          ------------------
          or before October 31, 2000.

6)   Adjustment for Shortfall: In the event that the total of the Prior Cash
     ------------------------
     payments and the Additional Cash Payments and the proceeds from the sale of the Merger Shares, or the value of the Merger Shares does not equal or exceed the Total Consideration on or before the Final Payment Date, then Acquiror shall pay the Company Shareholders a combination of cash and additional shares (the "Shortfall Shares") of Acquiror's common stock on or before November 30, 2001.

7)   Liquidity of Acquiror's Shortfall Shares: In the event that no market
     ----------------------------------------
     exists to sell the Shortfall Shares within sixty days of their issuance, or that the market to sell the Shortfall Shares is insufficient to liquidate a majority of the Shortfall Shares, then Acquiror shall replace the Shortfall Shares with capital.

8)   Adjustment for Overpayment/Overvaluation: If at any time during the period
     ----------------------------------------
     of time beginning on December 1, 2000 and continuing through November 30, 2001, should the value of the Merger Shares (the "Valuation Date") when added to the total of the Additional

     Cash Payments made as of the Valuation Date exceed the Acquisition Price, then Acquiror shall not be required to complete the balance of the cash payments.

9)   Registration of the Merger Shares. Acquiror agrees to include the Merger
     ---------------------------------
     Shares in the registration statement required by the KCM financing. If KCM should disallow the inclusion of the Merger Shares in the registration statement, it is understood and agreed that Rule 144 of the Securities Exchange Act of 133 (as amended), provides that the Merger Shares will be free trading, subject to certain restrictions, one year from the date of issuance.

10)  Closure of Acquisition: Upon execution of this Addendum, the acquisition
     ----------------------
     shall be deemed "CLOSED" thereby transferring all rights to Acquiror. Acquiror intends to assume immediate operational control of all aspects of Classic Care Pharmacy. Commencing November 1, 2000.

11)  No Further Modifications: All other terms of the Agreement and Plan of
     ------------------------
     Merger shall remain intact. The revisions to the consideration are not intended to affect eligibility for any tax-exempt status that the Company Shareholders are legally entitled to receive.

12)  Binding Agreement: This Addendum is intended to be a binding agreement as
     -----------------
     of the date hereof and supercedes all other understandings whether written or oral relating the Agreement and Plan of Merger and all addendums thereto. This Addendum is not assignable. The revisions in this addendum are not intended to modify or alter the structure of the Agreement and Plan of Merger.

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed effective as of the day and year first above written.


Acquiror                                Company Shareholders /
                                        Stach Trust

_____________________________           _____________________________
 Steven Westlund    Date                 Asher Gottesman   Date

_____________________________           _____________________________
 Owen Naccarato     Date                 Steve Osherowitz  Date

                                        _____________________________
                                         Sarit Rubenstien  Date